Form 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  March 7, 2001

                             ----------------------

                         ENERGY CONTROL TECHNOLOGY, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                       33-11935                 59-2754843
         --------                       --------                 ----------
(State or other jurisdiction        (Commission File          (I.R.S. Employer
     of incorporation)                   Number)             Identification No.)

                            23950 Commerce Park Road
                              Beachwood, Ohio 44122
                              ---------------------
               (Address of principal executive offices) (Zip Code)

                                 (216) 514-4922
                                 --------------
               (Registrant's telephone number including area code)

                              Windsor Capital Corp.
                            801 North Congress Avenue
                          Boynton Beach, Florida 33426
                          ----------------------------
          (Former name or former address, if changed since last report)

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Item 1. Changes in Control of Registrant

         On March 7, 2001, Energy Control Technology, Inc., a privately-held Delaware corporation ("ECT"), merged into and with WCC Acquisition Corp. ("WCC"), a wholly-owned subsidiary of Windsor Capital Corp. (the "Registrant") pursuant to an Agreement and Plan of Merger dated as of December 15, 2000 (the "Merger Agreement"), among ECT, WCC and the Registrant. In connection with the merger, 9,332,600 shares of the Registrant's common stock, par value $.001 per share, were issued to the former shareholders of ECT in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended. Prior to the merger, the Registrant had 8,999,053 shares of common stock outstanding (after surrender of 500,000 shares each by two of the Registrant's founders) and consummated a 1 for 3.85704 reverse stock split, reducing its pre-merger shares outstanding to 2,333,150 shares. Upon completion of the merger, the Registrant had 11,665,750 shares outstanding, of which 9,332,600 shares were held by the former ECT shareholders. Upon the merger of ECT into WCC, WCC changed its name to Energy Control Systems, Inc.("ECS"), and the Registrant changed its name to Energy Control Technology, Inc. The Registrant is now a holding company owning 100% of the shares of ECS, which holds all of the Registrant's consolidated material assets. See Item 2 below.

         On March 7, 2001, resignations were tendered by the executive officers and all but one of the directors (Eugene Terry) of the Registrant, and designees of ECT were elected to the Board of Directors and as executive officers of the Registrant. The executive officers and directors of the Registrant are now as follows:

        NAME                       POSITION(S)
        ----                       -----------
        Michael Alick              President, Secretary, Treasurer, Director
        Robert Alick               Director
        Eugene R. Terry            Director

         The foregoing is merely a summary of certain of the terms of the Merger Agreement and the transactions consummated pursuant to the Agreement, and does not purport to be a complete statement of the terms, conditions or provisions of the Agreement. A copy of the Merger Agreement is included as Exhibit 2.1 to this report.

         After giving effect to the merger, no person is known to the Registrant to be the beneficial owner of more than 5% of the Registrant's common stock.

Item 2. Acquisition or Disposition of Assets

         On March 7, 2001, pursuant to the merger transaction described in Item 1, the Registrant's wholly-owned subsidiary, WCC (now known as Energy Control Systems, Inc.), acquired all of the business and assets of ECT and assumed all of ECT's liabilities. The acquired business involves the development and marketing of proprietary motor control software focused initially on the agricultural irrigation market. The Registrant plans to introduce its first product in the fall of 2001. This product is a motor control system designed to allow irrigators to retrofit existing center pivot (sprinkler) systems to run in a continuous motion circle. The system is designed to precisely distribute water and chemicals for a more even irrigation. The center pivot, water pump and chemical pump are linked together through a computer network to allow all components to be controlled from one location and to reduce the amount of energy consumed.

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         The terms of the merger were negotiated on an arms-length basis by representatives of the constituent corporations.

         In December 2000, due to adverse business conditions, the Company closed its last store and abandoned its property and equipment at that location to the landlord.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired:

                  These will be provided within 60 days after the filing of this Form 8-K.

         (b)      Pro Forma Financial Information:

                  This will be provided within 60 days after the filing of this Form 8-K.

         Exhibits:

         2.1 Agreement and Plan of Merger among Windsor Capital Corp., Energy Control Technology, Inc. and WCC Acquisition Corp., dated December 15, 2000.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ENERGY CONTROL TECHNOLOGY, INC.

March 22, 2001                              By: /s/ Michael Alick
                                               ---------------------------------
                                                Michael Alick, President

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                                  EXHIBIT INDEX

  EXHIBIT         DESCRIPTION
  -------         -----------
    2.1           Agreement and Plan of Merger among Windsor Capital Corp.,
                  Energy Control Technology, Inc. and WCC Acquisition Corp., dated December 15, 2000.